Exhibit 99.1

Media Relations Contact:
Brian Ziel (408.658.1540)
brian.ziel@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES

OFFERING OF $500 MILLION OF SENIOR UNSECURED NOTES

AND CASH TENDER OFFERS FOR OUTSTANDING

7.75% SENIOR NOTES DUE 2018, 6.875% SENIOR NOTES DUE 2020

AND 7.000% SENIOR NOTES DUE 2021

CUPERTINO, CA — May 20, 2014 — Seagate Technology plc (NASDAQ: STX) today announced that it intends, subject to market and other conditions, to offer up to $500 million aggregate principal amount of senior notes (the “Notes”) in a private placement. The Notes are expected to be issued by Seagate HDD Cayman (“HDD Cayman”), an indirect wholly owned subsidiary of Seagate Technology plc (“Seagate”), and guaranteed by Seagate.

HDD Cayman intends to use the net proceeds from the offering of the Notes for general corporate purposes, which may include, but are not limited to, the retirement of a portion of its outstanding indebtedness (including the tender offers described below), capital expenditures and other investments in the business.

Seagate today further announced that HDD Cayman has commenced cash tender offers (each, a “Tender Offer” and, together the “Tender Offers”) to purchase any and all of its outstanding 7.75% Senior Notes due 2018 (the “2018 Notes”) and up to an aggregate $300,000,000 principal amount (the “Maximum Tender Amount”) of its 7.000% Senior Notes due 2021 (the “2021 Notes”) and its 6.875% Senior Notes due 2020 (the “2020 Notes” and collectively with the 2018 Notes and the 2021 Notes, the “Tender Notes”). The Tender Offers are described in an offer to purchase, dated May 20, 2014 (the “Offer to Purchase”) and related Letter of Transmittal. HDD Cayman reserves the right to change the Maximum Tender Amount subject to compliance with applicable law.

Upon the terms and subject to the conditions described in the Offer to Purchase and the Letter of Transmittal, and any amendments or supplements to the foregoing, HDD Cayman is offering to purchase the Tender Notes for cash as described below:

		Aggregate	Dollars per $1,000 Principal Amount of Securities
		Principal		Early		Acceptance
	CUSIP	Amount	Tender Offer	Tender	Total	Priority
Title of Security	Number	Outstanding	Consideration	Premium	Consideration	Level
The 2018 Notes	81180W AE1	$237,419,000	$1,077.93	$ N/A	$1,077.93	—

The 2021 Notes	81180W AF8	$528,540,000	$1,115.00	$30.00	$1,145.00	1

The 2020 Notes	81180W AD3	$556,760,000	$1,058.74	$30.00	$1,088.74	2

The Tender Offer for the 2018 Notes will expire at 5:00 p.m., New York City time, on May 27, 2014, unless extended or earlier terminated by HDD Cayman (such date and time, as it may be extended or earlier terminated with respect to the Tender Offer for the 2018 Notes, the “Any and All Expiration Date”). Holders of 2018 Notes must validly tender and not validly withdraw their 2018 Notes at or before the Any and All Expiration Date to be eligible to receive the applicable Total Consideration specified in the table above.

The Tender Offers for the 2021 Notes and the 2020 Notes will expire at 11:59 p.m., New York City time, on June 17, 2014, unless extended or earlier terminated by HDD Cayman (such date and time, as it may be extended or earlier terminated with respect to the Tender Offer for the 2021 Notes and the 2020 Notes, the “Limited Tender Expiration Date” and together with the Any and All Expiration Date the “Expiration Dates” and each, an “Expiration Date”). The consideration for each $1,000 principal amount of each series of Tender Notes validly tendered and accepted for purchase pursuant to each Tender Offer will be the applicable consideration for such series of Tender Notes set forth in the table above (with respect to each series, the “Tender Offer Consideration”). Holders of 2021 Notes and 2020 Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on June 3, 2014 (the “Early Tender Date”) and accepted for purchase will receive the Tender Offer Consideration for such series, plus the applicable early tender premium set forth in the table above (the “Early Tender Premium” and, together with the Tender Offer Consideration, the “Total Consideration”). Holders of 2021 Notes and 2020 Notes validly tendered after the Early Tender Date but before the Limited Tender Expiration Date and accepted for purchase will receive the applicable Tender Offer Consideration, but not the Early Tender Premium. All holders of Tender Notes who validly tender their Tender Notes on or before the applicable Expiration Date and whose Tender Notes are accepted for purchase will receive the applicable consideration set forth in the table above, plus accrued and unpaid interest from the last interest payment date to, but not including, the payment date.

HDD Cayman will accept for purchase all 2018 Notes validly tendered and not validly withdrawn subject to the conditions of the Offer to Purchase. If the aggregate principal amount of the 2021 Notes and 2020 Notes validly tendered and not validly withdrawn in the Tender Offers exceeds the Maximum Tender Amount, then such Notes will be pro-rated after giving effect to the Acceptance Priority Levels (as set forth in the table above) in numerical priority order. HDD Cayman will apply the Maximum Tender Amount first to purchase the tendered 2021 Notes. To the extent any amount of the Maximum Tender Amount remains after HDD Cayman purchases the tendered 2021 Notes, HDD Cayman will then apply the balance to purchase the tendered 2020 Notes, subject to proration, if applicable, based on the aggregate principal amount of the 2020 Notes validly tendered, rounded down to the nearest integral multiple of $1,000.

Tenders of 2018 Notes may be withdrawn at any time at or prior to the Any and All Expiration Date, but thereafter there will be no right of withdrawal except to the extent required by law. Tenders of the 2021 Notes or 2020 Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on June 3, 2014, unless extended by HDD Cayman, but thereafter there will be no right of withdrawal except to the extent required by law.

The consummation of the Tender Offers is not conditioned upon any minimum amount of any series of Tender Notes being tendered, but is conditioned upon the satisfaction or waiver of the conditions set forth in the Offer to Purchase, including, in the case of the 2021 Notes and the 2020 Notes, the successful completion of the Notes offering in an aggregate principal amount of at least $800 million and HDD Cayman’s determination that it has sufficient funds available.

Morgan Stanley is the sole dealer manager of the Tender Offers. Global Bondholder Services Corporation has been retained to serve as the depositary and information agent. Persons with questions regarding the Tender Offers should contact Morgan Stanley at (toll-free) (800) 624-1808 or (collect) (212) 761-1057. Requests for copies of the Offer to Purchase, related Letter of Transmittal and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-3900.

None of HDD Cayman or its affiliates, its board of directors, the dealer manager, the depositary and information agent or the trustee for the Tender Notes, makes any recommendation as to whether holders of the Tender Notes should tender or refrain from tendering the Tender Notes. This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes, the Tender Notes or any other securities. The Tender Offers are made only by the Offer to Purchase and the accompanying Letter of Transmittal. The Tender Offers are not being made to holders of Tender Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which a Tender Offer is required to be made by a licensed broker or dealer, such Tender Offer will be deemed to be made on behalf of HDD Cayman by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Seagate

Seagate is a world leader in hard disk drives and storage solutions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful. The Notes to be offered have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about the terms and conditions of, and completion of, the offering of the Notes and the Tender Offers described above. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Information concerning risks, uncertainties and other factors that could cause results to differ materially from the expectations described in this press release is contained in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2014, the “Risk Factors” section of which is incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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